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                                                                  EX.99.906 CERT

N-CSR EXHIBIT FOR ITEM 10(c): SECTION 906 CERTIFICATIONS

W. Lawrence Key, Principal Executive Officer, and Gene A. Johnson, Principal Financial Officer, of Atlas Insurance Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:   March 2, 2004             /S/ W. Lawrence Key
        -----------------------   ---------------------------------------------
                                                 W. Lawrence Key
                                   Executive Vice President & Chief Operating
                                                    Officer
                                        (as Principal Executive Officer)


Date:   March 2, 2004             /S/ Gene A. Johnson
        -----------------------   ---------------------------------------------
                                                      Gene A. Johnson
                                              Vice President & Treasurer
                                            (as Principal Financial Officer)


This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.